Exhibit 15.1

Kesselman & Kesselman Certified Public Accountants Trade Tower, 25 Hamered Street Tel Aviv 68125 Israel P.O Box 452 Tel Aviv 61003 Telephone +972-3-7954555 Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-09840, 333-12146, 333-14238, 333-109874, 333-118930, 333-157094 and 333-168722) of Retalix Ltd. of our report dated April 4, 2012, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this annual report on Form 20-F for the year ended December 31, 2011.

/s/ Kesselman & Kesselman

A member of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

April 4, 2012